SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
ILEX ONCOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ILEX Oncology, Inc. released the following press release today:

CONTACT:	Craig Tooman/Ann Stevens (Investor) ILEX Oncology, Inc. 210/949-8417	Laura Boscarino (Media) ILEX Oncology, Inc. 210/845-9355

ILEX SETS JULY 1 FOR SPECIAL MEETING OF SHAREHOLDERS TO VOTE ON PROPOSED
MERGER WITH GENZYME

        SAN ANTONIO, Texas—June 2, 2004—ILEX™ Oncology, Inc. (Nasdaq:ILXO) announced today that it will hold a special meeting of shareholders on July 1, 2004 to vote on the proposed merger with Genzyme Corporation. ILEX shareholders of record on May 28, 2004 are entitled to vote at the meeting.

        The Securities and Exchange Commission declared effective Genzyme's registration statement on Form S-4 containing the proxy statement that will be mailed to ILEX shareholders in connection with the July 1, 2004 special meeting. Consummation of the proposed merger remains subject to Federal Trade Commission (FTC) clearance, ILEX stockholder approval and satisfaction or waiver of customary closing conditions.

        The ILEX special meeting of shareholders will be held at 10:00 a.m. EDT at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110.

        About ILEX

        Founded in 1994 as an oncology drug development company, ILEX has a marketed product, CAMPATH® in the United States and MABCAMPATH® in the European Union. Based in San Antonio, Texas, ILEX maintains a core competency in oncology drug development. ILEX also conducts research at its laboratories in Boston, Massachusetts and Geneva, Switzerland. Further information about ILEX can be found on the company's web site at www.ilexonc.com.

        Forward Looking Statements

        This press release contains forward-looking statements, including statements about: the potential business combination between ILEX and Genzyme; FTC clearance of the potential business combination; and the date of the special meeting of ILEX's shareholders to vote on the potential business combination. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the willingness of ILEX shareholders to vote their shares in favor of the potential business combination; the receipt of regulatory and third party consents required for the transaction; and the risks and uncertainties described in reports filed by Genzyme and ILEX with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the information contained under the heading "Factors Affecting Future Operating Results" in Genzyme's Quarterly Report on Form 10Q for the quarter ended March 31, 2004 and in ILEX's Form 10-K for the year ended December 31, 2003. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and we undertake no obligation to update or revise the statements, risks or reasons. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

        Additional Information About the Proposed Merger and Where to Find It

        On May 28, 2004, Genzyme filed a registration statement with the SEC containing a definitive proxy statement/prospectus regarding the potential business combination. This press release is not a substitute for the definitive proxy statement/prospectus. Investors and security holders of ILEX and Genzyme are urged to read the definitive proxy statement/prospectus filed with the SEC on May 28, 2004 and any other relevant materials filed by ILEX or Genzyme with the SEC because they contain, or will contain, important information about ILEX, Genzyme and the potential business combination. The definitive proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by ILEX or Genzyme with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Genzyme by contacting Genzyme Corporate Communications, 500 Kendall Street, Cambridge, Massachusetts 02142, (617) 252-7500. Investors and security holders may obtain free copies of the documents filed with the SEC by ILEX by contacting ILEX Investor Relations, 4545 Horizon Hill Boulevard, San Antonio, Texas 78229, (210) 949-8200. Investors and security holders are urged to read the definitive proxy statement/prospectus and the other relevant materials (when they become available) before making any voting or investment decision with respect to the potential business combination.

        ILEX, its directors, and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from ILEX's stockholders in favor of the potential business combination. Investors and security holders may obtain more detailed information regarding the direct and indirect interest of ILEX and its directors, executive officers and employees in the potential business combination by reading the definitive proxy statement/prospectus.

        Genzyme® is a registered trademark of Genzyme Corporation. CAMPATH® and MABCAMPATH® are registered trademarks of ILEX Oncology, Inc. or its subsidiaries.